Cohen & Czarnik LLP
140 Broadway 36th Floor
New York, New York 10005

                                November 2, 2005

Sonoma College, Inc.
1304 South Pointe Boulevard
Suite 280
Petaluma, California 94954

Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as special counsel to Sonoma College, Inc., a statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 10,925,707 shares of common stock, par value $0.0001 per share, of the Company (the "Shares") held by certain shareholders of the Company (the "Selling Shareholders").

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company or the Selling Shareholders.

Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

This opinion opines upon California law including the Constitution of the State of California, all applicable provisions of the statutory provisions, and common law interpreting such laws, the laws of the State of New York, Delaware General Corporate Law and the federal laws of the United States.

We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof.

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Sonoma College, Inc.
November 2, 2005
Page 2

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                                Very truly yours,
                                       /s/ Cohen & Czarnik LLP
                               Cohen & Czarnik LLP